Exhibit 4.4

Form of Subscription Agreement to Purchase Common Stock and Warrants issued by the Registrant to the Selling Stockholders

SUBSCRIPTION AGREEMENT

1.           Subscription. I hereby agree to purchase the following securities offered by L.A.M. Pharmaceutical, Corp. (the "Company") in accordance with the terms of this Subscription Agreement.

No later than *****: *** Units consisting of one thousand shares of the Company’s common stock, plus **** warrants, for a subscription price of $ ****per Unit and a total purchase price of $****;

With respect to the warrants referred to above:

•	Each warrant will entitle the holder to purchase one share of the Company’s common stock;

•	One third of the warrants may be exercised at any time prior to ********** at a price of $******* per share;

•	One third of the warrants may be exercised at any time prior to ******** at a price of $****** per share; and

•	The remaining third of the warrants may be exercised at any time prior to ************ at a price of $ ******** per share.

           2.           Representations and Warranties. I warrant and represent to the Company that:

a.
The Securities are being purchased by me for investment only, for my own account and not with a view to the offer or sale in connection therewith, or the distribution thereof, and I am not participating, directly or indirectly, in an underwriting of any such undertaking.

b.	I will not take, or cause to be taken, any action that would cause me to be deemed an underwriter of the Securities, as defined in Section 2(11) of the Securities Act of 1933, as amended (the "Act").

c.	I have had an opportunity to review the Company’s filings with the Securities and Exchange Commission, including the Company’s latest reports on Form 10-KSB and Form 10-QSB.

d.	I (and my purchaser representative, if any) have had an opportunity to ask questions of, and receive answers from the officers of the Company regarding the Company’s business.

e.	In determining whether to make an investment in the Securities, I am not relying on any private offering memorandum other than the information referred to in c. above.

f.
By virtue of my net worth and by reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment in the Securities.

g.	I am capable of bearing the economic risks of an investment in the Securities.

h.
My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

i.
If required to do so, I have retained to advise me, as to the merits and risks of the prospective investment in the Securities, a purchaser representative as defined in Rule 501 of Regulation D promulgated under the Act, and I have previously forwarded, or am simultaneously with the execution of this Subscription Agreement forwarding, a completed Purchaser Representative Disclosure and Acknowledgment form.

j.
I am aware that the Securities have not been registered under the Securities Act of 1933, as amended, but rather are being offered in reliance upon an exemption from the registration requirements of that Act.

k.	I am aware that only a limited market exists for the Company's common stock at this time.

l.
I am aware that (A) that the Securities being offered will not be transferable unless such Securities are registered or except with the prior written consent of the Company, which consent may be withheld under certain circumstances, (B) any person to whom the investor may subsequently wish to sell the Securities (if the Securities are not registered) may have to satisfy standards of suitability at least as stringent as those set forth herein and (C) the subsequent sale or other disposition of such Securities will require, in the absence of such registration, the satisfaction of such conditions as the Company may require.

m.	I hereby represent and warrant that all the representations, warranties and acknowledgments contained in this Subscription Agreement are true, accurate and complete as of the date hereof.

           3.           Accredited or Other Special Investors. I am (initial all applicable responses):

                         _______        A small business investment company licensed by the U.S. Small Business Administration under the Small Business Investment Company Act of 1958.

                         _______        A business development company as defined in the Investment Company Act of 1940.

                         _______        A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity.

                         _______        An insurance company as defined in Section 2(13) of the Act.

                         _______        An investment company registered under the Investment Company Act of 1940.

                         _______        An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000.

                         _______        A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                         _______        An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000.

                         _______        A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net work together with his/her spouse, exceeds $1,000,000.

                         _______        Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D.

                         _______        A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year.

                         _______        A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above.

           4.           Restrictions on Transferability. I hereby agree that the Securities being purchased by me may be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer.

                         I further agree that the Securities may also be stamped with any other legend(s) required by applicable state securities laws (the "State Acts").

                         The Securities shall be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is established to the satisfaction of the Company, which may include an opinion of my counsel, which cost shall be borne by me, as to the availability of such an exemption. I realize that by becoming a holder of the Securities pursuant to the terms of the legend set forth above, I agree, prior to any Transfer, to give written notice to the Company expressing my desire to effect the Transfer and describing the proposed Transfer.

                         Upon receiving any such notice, the Company shall present copies thereof to counsel for the Company and the following provisions shall apply:

a.
If, in the opinion of such counsel, the proposed Transfer may be effected without registration thereof under the Act and the State Acts, the Company shall promptly thereafter notify the holder of such Securities whereupon such holder shall be entitled to effect the Transfer, all in accordance with the terms of this notice delivered by such holder to the Company, and upon such further terms and conditions as shall be required by the Company in order to assure compliance with the Act and the State Acts, and the Company will deliver upon surrender of the Securities, or any part thereof, in exchange therefor, a new Certificate not bearing a legend of the character set forth above, if counsel to the Company agrees that such legend is no longer required under the Act and the State Acts.

b.
If, in the opinion of such counsel, the Transfer may not be effected without registration under the Act and/or the State Acts, a copy of such opinion shall promptly be delivered to the holder who had proposed the Transfer and the Transfer shall not be made unless registration of the Transfer is then in effect.

                         By virtue of the provisions of certain rules respecting "restricted securities" promulgated under the Act, the Securities which I am agreeing to purchase must be held indefinitely, unless and until the Securities are subsequently registered under the Act and/or the State Acts or unless an exemption from such registration is available, in which case I may still be limited as to the amount of the Securities that may be sold.

           5.           Registration. The Company agrees to include the shares of common stock and the shares issuable upon the exercise of the warrants in a registration statement which will be filed with the Securities and Exchange Commission. The Company undertakes to file such a registration statement within 120 days following the completion of the transaction pursuant to this subscription agreement. Although the Company will use its best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as soon as possible, and although the Company has no reason to believe that the registration statement will not be declared effective following the normal review process, the Company cannot unconditionally guarantee that the registration statement will be declared effective by the Securities and Exchange Commission.

           6.           Notices. Any notices or other communications required or permitted hereby shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, and, if to the Company, at the address to which this letter Subscription Agreement is addressed, and, if to me, at the address set forth below my signature hereto, or to such other addresses as either the Company or I shall designate to the other by notice in writing.

           7.           Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to my personal and legal representatives, heirs, guardians, successors and permitted assignees.

           8.           Reliance Upon Representations. I understand that the Company is relying upon the accuracy of the representations and warranties which I have made in this agreement. I agree to indemnify the Company (and any control persons of such entities) for any loss they may suffer as the result of any false or misleading warranty, representation or statement of facts which I have made in connection with the purchase of the Securities.

           9.           Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent it involves any United States statute, in accordance with the laws of the United States.

                         IN WITNESS WHEREOF, I have executed and sealed this Subscription Agreement this ______ day of ________________ , 200*.

Typed or Printed Name	Authorized Officer

Tax Id. #

Address

ACCEPTED this ______ day of _______________ , 200*

L.A.M. PHARMACEUTICAL, CORP.

By: _______________________________________

Dated: ___________________ , 200*.

RETURN THIS SUBSCRIPTION AGREEMENT TO:

L.A.M. PHARMACEUTICAL CORP.
800 Sheppard Avenue West,
Commercial Unit 1
Toronto, Ontario
Canada M3H 6B4
(416) 633-7047
(416) 633-2363